                                                                 EXHIBIT 3(i)(3)

                             ARTICLES OF MERGER OF
                            FORSTMANN GEORGIA CORP.
                            (A GEORGIA CORPORATION)
                                 WITH AND INTO
                           FORSTMANN & COMPANY, INC.
                            (A GEORGIA CORPORATION)


     Pursuant to the Georgia Business Corporation Code (S) 14-2-1105, the undersigned corporations do hereby agree to these Articles of Merger:

     I. The names of the corporations proposing to merge and the names of the states under the laws of which such corporations are organized are as follows:

                            FORSTMANN GEORGIA CORP.
                         a Georgia corporation ("FGC")

                                      and

                           FORSTMANN & COMPANY, INC.
                     a Georgia corporation ("Forstmann").

     The surviving corporation in the merger (the "Surviving Corporation") shall be FORSTMANN & COMPANY, INC.

     II. A copy of the executed Agreement and Plan of Merger, dated as of March 3, 1992 (the "Plan of Merger"), is attached hereto as Exhibit A and incorporated
                                                      ---------
herein by reference.

     III. The merger was duly approved by the shareholders of each of the merging corporations.



                 [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, each of the undersigned corporations have caused these Articles of Merger to be executed in its name by duly authorized officers as of the 3rd day of March, 1992.


                                     "FGC"

                                     FORSTMANN GEORGIA CORP.


                                     By: /s/
                                         ------------------------------------
                                         Its:  President


                                     Attest: /s/  Elyn Megargee Macek
                                             --------------------------------
                                             Its: Assistant Secretary

                                                 [CORPORATE SEAL]


                                     "FORSTMANN"

                                     FORSTMANN & COMPANY, INC.


                                     By: /s/   William B. Towne
                                         ------------------------------------
                                         Its: Executive Vice President and
                                              Chief Financial Officer


                                     Attest: /s/  Linda A. Filliponi
                                             --------------------------------
                                             Its: Assistant Secretary

                                                   [CORPORATE SEAL]

                         AGREEMENT AND PLAN OF MERGER

                                    between

                            FORSTMANN GEORGIA CORP.
                            (a Georgia corporation)

                                      and

                           FORSTMANN & COMPANY, INC.
                            (a Georgia corporation)


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into this 3rd day of March, 1992, by and between FORSTMANN GEORGIA CORP., a Georgia corporation ("FGC"), and FORSTMANN & COMPANY, INC., a Georgia corporation ("FORSTMANN").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, FGC is a corporation duly organized and existing under the laws of the State of Georgia, having its registered office at 127 Peachtree Street, Suite 1400, Atlanta, Georgia 30303-1810; and

     WHEREAS, FGC has authorized capital stock consisting of Ten Thousand (10,000) shares of common stock, $.10 par value, of which One Hundred (100) shares have been duly issued and are outstanding, fully paid and nonassessable (the "FGC Common Stock"); and

     WHEREAS, FORSTMANN is a corporation duly organized and existing under the laws of the State of Georgia, having its registered office at 127 Peachtree Street, Suite 1400, Atlanta, Georgia 30303-1810; and

     WHEREAS, FORSTMANN has authorized capital stock consisting of: (i) Ten Million (10,000,000) shares of $.001 par value common stock, of which Four Million Eight Hundred Fifty-Five Thousand Eight Hundred Seventy-Four and Five Tenths (4,855,874.5) shares have been duly issued and are outstanding, fully paid and nonassessable (the "Common Stock"); (ii) One Hundred Twenty Thousand (120,000) shares of non-voting common stock, $.001 par value, of which One Hundred Twelve Thousand One Hundred Thirty-Eight (112,138) shares are issued and outstanding, fully paid and nonassessable (the "Non-Voting Common Stock") and
(iii) One Hundred Thousand (100,000) shares of preferred stock, $1.00 par value, which are designated 5% Senior (Pay-in-Kind) Preferred Stock, of which Forty-Seven Thousand One Hundred Ninety-Nine and Sixty-Three Hundredths (47,199.63) shares are issued and outstanding, fully paid and nonassessable (the "Preferred Stock"); and

     WHEREAS, FORSTMANN intends to commence a public offering of up to 3,162,500 shares of Common Stock pursuant to a Registration Statement on Form S-1 (Registration No. 33-44417) filed with the Securities and Exchange Commission on December 9, 1991, as amended on each of December 13, 1991, January 23, 1992, January 27, 1992, February 10, 1992 and February 26, 1992; and

     WHEREAS, FORSTMANN commenced an offer on December 9, 1991 to exchange for each $1,000 face amount of its 14-3/4% Senior Subordinated Notes due April 15, 1999 and Split Coupon Redeemable Amended Senior Subordinated Notes due April 15, 1999 which were surrendered and accepted for exchange (i) $580 in cash and (ii) such number of unregistered shares of Common Stock which is equal to the result obtained by dividing $420 by the initial public offering price per share (but in no event more than 35 shares) together with accrued interest (the "Exchange Offer"); and

     WHEREAS, the respective Boards of Directors of FGC and FORSTMANN (collectively, the "Constituent Corporations") have deemed it advisable to merge, and have authorized the merger of FGC with and into FORSTMANN on the terms and conditions hereinafter set forth in accordance with the laws of the State of Georgia, and have recommended that the merger of FGC into FORSTMANN (the "Merger") be approved and that this Agreement be approved and adopted by the shareholders of each of the Constituent Corporations;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and conditions hereinafter contained, FGC and FORSTMANN do hereby agree as follows:


                                   ARTICLE I
                                  THE MERGER

     1.1 The Merger shall take effect upon the filing of the Certificate or Articles of Merger (together with any other documents required by the Georgia Business Corporation Code (the "Code") to effect the Merger) with the Secretary of State of the State of Georgia (the "Effective Time"), at which time the separate existence of FGC shall cease and FGC shall be merged, pursuant to
Article 11 of the Code, with and into FORSTMANN, which shall continue its corporate existence and be the corporation surviving the merger (the "Surviving Corporation").

     1.2  The name of the Surviving Corporation shall be FORSTMANN & COMPANY,
INC.

                                  ARTICLE II
                           THE SURVIVING CORPORATION

     2.1 The Surviving Corporation shall be governed by the laws of the State of Georgia. The existing Articles of Incorporation of FORSTMANN shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time, until thereafter amended and/or restated in the manner provided by law. The purposes and powers of FORSTMANN set forth in the Articles of Incorporation of FORSTMANN in effect immediately prior to the Effective Time shall be the purposes and powers of the Surviving Corporation after the Effective Time until thereafter amended and/or restated in the manner provided by law.

     2.2 The existing By-Laws of FORSTMANN shall be the By-Laws of the Surviving Corporation after the Effective Time until the same shall thereafter be altered, amended and/or restated, or thereafter repealed in accordance with applicable law, the Articles of Incorporation then in effect and said By-Laws.


                                  ARTICLE III
                            DIRECTORS AND OFFICERS

     3.1 The persons who are the directors and officers, respectively, of FORSTMANN immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation after the Effective Time. If after the Effective Time a vacancy exists, it may thereafter be filled in the manner provided by the By-Laws of the Surviving Corporation.


                                  ARTICLE IV
                             CONVERSION OF SHARES

     4.1 At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of FGC or FORSTMANN:

          (a) Each share of FGC Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive cash at the price of $9.00 per share and shall be cancelled and retired;

          (b) Each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than "Dissenting Shares", as defined in Section 4.3 hereof) shall be converted into (i) the right to receive 1/2,172 of a share of common stock, $.001 par value, of the Surviving Corporation (the "Surviving Corporation Common Stock"), rounded down to the nearest whole share of Surviving Corporation Common Stock, and (ii) the right to receive cash pursuant to Section 4.4 for any fraction (before such rounding) of a share of Surviving Corporation Common Stock which would otherwise result from such conversion ratio;

          (c) Each share of Common Stock held in the corporate treasury of FORSTMANN immediately prior to the Effective Time shall be cancelled and retired and cease to exist without any conversion or payment in respect thereof;

          (d) Each share of Non-Voting Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted into (i) the right to receive 1/2,172 of a share of non-voting common stock, $.001 par value, of the Surviving Corporation (the "Surviving Corporation Non-Voting Common Stock"), rounded down to the nearest whole share of Surviving Corporation Non-Voting Common Stock, and
     (ii) the right to receive cash pursuant to Section 4.4 for any fraction (before such rounding) of a share of Surviving Corporation Non-Voting Common Stock which would otherwise result from such conversion ratio;

          (e) Each share of Non-Voting Common Stock held in the corporate treasury of FORSTMANN immediately prior to the Effective Time shall be cancelled and retired and cease to exist, without any conversion or payment in respect thereof;

          (f) Each share of Preferred Stock issued and outstanding or held in the corporate treasury of FORSTMANN immediately prior to the Effective Time shall be converted into one issued, fully paid and nonassessable share of preferred stock. $1.00 par value, of the Surviving corporation (the "Surviving Corporation Preferred Stock") which is either outstanding or held in the corporate treasury, as the case may be .

     4.2 After the Effective Time, each holder of an outstanding certificate or certificates which immediately prior thereto represented shares of Common Stock or Non-Voting Common Stock (other than holders of Dissenting Shares) will, upon surrender of such certificate or certificates, be entitled to a certificate or certificates representing the number of shares of Surviving Corporation Common Stock or Surviving Corporation Non-Voting Common Stock, as the case may be, into which the aggregate number of shares of Common Stock or Non-Voting Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Merger in accordance with Section 4.1 thereof, plus cash in lieu of fractional shares as provided in Section 4.4.

     4.3 Notwithstanding any other provision of this Agreement to the contrary, shares of FORSTMANN which are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have timely filed with FORSTMANN a written objection to the Merger and otherwise complied with Article 13 of the Code (herein "Dissenting Shares") shall not be converted into or represent a right to receive any shares of Surviving Corporation Common Stock or Surviving Corporation Non-Voting Common Stock pursuant to Section 4.1 hereof, but the holder thereof shall be entitled only to such rights as are granted by
Article 13 of the Code. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Article 13 of the Code shall receive payment therefor from FORSTMANN in accordance with the Code. If any such holder shall have failed to perfect or shall have effectively withdrawn or legally lost his right to appraisal and payment of the fair value for his shares under the foregoing Article of the Code, each such share shall thereupon be converted into and represent the right to receive 1/2,172 of a share of Surviving Corporation Common Stock and cash in lieu of fractional shares or 1/2,172 of a share of Surviving Corporation Non-Voting Common Stock and cash in lieu of fractional shares, as applicable, pursuant to Section 4.1 hereof upon surrender of the certificate representing each such share to FORSTMANN.

     4.4 Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of Surviving Corporation Common Stock or Surviving Corporation Non-Voting Common Stock shall be issued upon surrender for exchange of certificates pursuant to this Article IV. In lieu of any such fractional securities, each holder of Common Stock or Non-Voting Common Stock who would otherwise have been entitled to a fraction of a share of Surviving Corporation Common Stock or Surviving Corporation Non-Voting Common Stock upon surrender of certificates for exchange pursuant to this Article IV will be entitled to receive cash upon such surrender in an amount computed by multiplying $9.00 by such fraction.


                                   ARTICLE V
                              EXCHANGE OF SHARES

     5.1 Prior to the Effective Time, FORSTMANN shall designate a bank or trust company to act as the Exchange Agent in the Merger (the "Exchange Agent").

     5.2 Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented shares of Common Stock or Non-Voting Common Stock (the "Certificate") a form of letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of Certificates for exchange. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal relating thereto, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing the appropriate number of shares of Surviving Corporation Common Stock or Surviving Corporation Non-Voting Common Stock, as the case may be, and such Certificate shall forthwith be cancelled. If new certificates are to be registered in the name of a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay any transfer or other tax required by reason of the exchange to a person other than the registered holder of the Certificate surrendered, or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 5.2, each Certificate shall represent 1/2,172 of the shares stated on the face of such Certificate.

     5.3 After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Common Stock and Non-Voting Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, shares are presented to the Surviving Corporation for transfer, they shall be cancelled and exchanged for certificates representing the appropriate number of shares of Surviving Corporation Common Stock or Surviving Corporation Non-Voting Common Stock, as the case may be.

     5.4 Certificates representing shares of Preferred Stock prior to the Effective Time will represent shares of Surviving Corporation Preferred Stock after the Effective Time.


                                  ARTICLE VI
                 SHAREHOLDER APPROVAL, EFFECTIVENESS OF MERGER

     6.1 This Agreement shall be submitted for approval to the shareholders of FGC and FORSTMANN as provided by the Code. If this Agreement, the Merger (and the transactions contemplated thereby) are approved by the requisite vote or written consents of such shareholders and are not terminated and abandoned pursuant to the provisions of Article VII hereof, this Agreement and Articles of Merger or a Certificate of Merger incorporating the terms of this Agreement shall be filed and recorded in accordance with the laws of the State of Georgia after the last approval by such shareholders upon the direction of the Board of Directors of FORSTMANN and, upon such filings, the Merger shall become effective. The Board of Directors and the proper officers of the Constituent Corporations are authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the Merger herein provided for.


                                  ARTICLE VII
                                  TERMINATION

     7.1 Anything herein or elsewhere to the contrary notwithstanding, at any time prior to the filing of the Articles or Certificate of Merger with the Secretary of State of Georgia, the Board of Directors of FORSTMANN or FGC may terminate and abandon this Agreement, notwithstanding favorable action on the Merger by the shareholders of either such corporation or earlier approval by the Boards of Directors of such corporations.


                                 ARTICLE VIII
                                 MISCELLANEOUS

     8.1 This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

     8.2 This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Georgia applicable to instruments made, executed and performed wholly in such state and, in any case, without regard to the conflicts of law principles of such state.

     IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be signed in its corporate name by its duly authorized officers all as of the date first above written.



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

                                 "FGC"

                                 FORSTMANN GEORGIA CORP.,
                                 a Georgia corporation


                                 By:   /s/ Laurence Levett
                                     ------------------------------------
                                     Its:  President


                                 Attest: /s/  Elyn Megargee Macek
                                         --------------------------------
                                         Its: Assistant Secretary

                                             [CORPORATE SEAL]


                                 "FORSTMANN"

                                 FORSTMANN & COMPANY, INC.,
                                 a Georgia corporation


                                 By: /s/   William B. Towne
                                     ------------------------------------
                                     Its:  Executive Vice President and
                                           Chief Financial Officer


                                 Attest: /s/  Linda A. Filliponi
                                         --------------------------------
                                         Its: Assistant Secretary

                                                [CORPORATE SEAL]

                                  CERTIFICATE



TO:  Secretary of State
     Suite 315 West Tower
     2 Martin Luther King, Jr. Drive
     Atlanta, Georgia  30334


     Pursuant to the Georgia Business Corporation Code Section 14-2-1105.1(a),

I, William B. Towne, do hereby certify, verify and confirm that the request for publication of a notice of intent to file articles of merger and payment therefor have been made as required by the Georgia Business Corporation Code

Section 14-2-1105.1(b) for the corporation:

                                        FORSTMANN & COMPANY, INC.

This 3rd day of March, 1992.



                                        /s/ William B. Towne
                                        ---------------------------------
                                        William B. Towne
                                        Executive vice President and
                                        Chief Financial Officer